Exhibit 107

Calculation of Filing Fee Tables

           F-1/A

(Form Type)

GOLDEN HEAVEN GROUP HOLDINGS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Fees To Be Paid	Equity	Ordinary shares, par value $0.0001 per share(2)	Rue 457(a)	2,000,000	$5.00	$10,000,000	0.0001102	$1,102
	Total Offering Amounts					$10,000,000		$1,102
	Total Fees Previously Paid							$3,992
	Total Fee Offset							$0
	Net Fee Due							$0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.